SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2002
FILE NUMBER 811-2699
SERIES NO.: 7


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    42,804
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                      8,726
              Class C Shares                      2,386
              Class R Shares                         71
              Institutional Class                   155


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 18.47
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 17.49
              Class C Shares                $ 17.48
              Class R Shares                $ 18.44
              Institutional Class           $ 18.53